Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Chaka Patterson
Investor Relations
312-394-7234

Jennifer Medley
Corporate Communications
312-394-7189

Exelon Announces Strong Fourth Quarter and Full Year 2007 Results;

Nuclear Operations Set New Records

CHICAGO (January 23, 2008) – Exelon Corporation’s (Exelon) fourth quarter 2007 consolidated earnings prepared in accordance with GAAP were $562 million, or $0.84 per diluted share, compared with earnings of $592 million, or $0.87 per share, in the fourth quarter of 2006. Full year 2007 consolidated earnings prepared in accordance with GAAP were $2,736 million, or $4.05 per diluted share, compared with $1,592 million, or $2.35 per diluted share in 2006.

“Our company and its employees delivered an exceptional year in 2007. Our results reflected both improved generation margins and excellent operating performance, including all-time record-setting nuclear output and fleet capacity factors. In addition, our nuclear fleet recorded its lowest industrial safety accident rate ever,” said John W. Rowe, Exelon’s chairman, president and CEO. “ComEd and PECO also had strong performance amid severe storms and hot weather late last summer. We are now at work to meet, and if possible to exceed, the financial and operating targets we have set for 2008.”

Full Year Operating Results

Full year 2007 adjusted (non-GAAP) operating earnings were $2,923 million, or $4.32 per diluted share, up 34 percent over 2006 adjusted (non-GAAP) operating earnings of $2,175 million, or $3.22 per diluted share. The full year adjusted (non-GAAP) operating earnings improvement was due to higher margins on energy sales at Exelon Generation Company, LLC (Generation), authorized transmission and delivery service revenue increases for Commonwealth Edison Company (ComEd), and higher electric delivery volume at ComEd and PECO Energy Company (PECO). These positive factors were partially offset by significantly lower net income at ComEd primarily due to the end of its nearly ten-year regulatory transition period, higher operating and maintenance expense, and increased depreciation and amortization primarily related to the scheduled higher competitive transition charge (CTC) amortization at PECO.

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Fourth Quarter Operating Results

Exelon’s adjusted (non-GAAP) operating earnings for the fourth quarter of 2007 were $677 million, or $1.02 per diluted share, compared with $487 million, or $0.72 per diluted share, for the same period in 2006. The increase in adjusted (non-GAAP) operating earnings per share was primarily due to the higher margins at Generation, the transmission and delivery service revenue increases for ComEd, and the effects of favorable weather conditions as compared with the prior year in the ComEd and PECO service territories. These positive factors were partially offset by the impacts of the end of the Illinois transition period at ComEd, higher operating and maintenance expense, and increased depreciation and amortization expense.

Adjusted (non-GAAP) operating earnings for the fourth quarter of 2007 do not include the following items, representing an after-tax net loss of $115 million, or $0.18 per diluted share, that are included in reported GAAP earnings (all after tax):

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A charge of $184 million, or $0.28 per diluted share, for the costs associated with the Illinois electric rate settlement agreement, including ComEd’s customer rate relief programs announced in April 2007.

•	Income of $130 million, or $0.19 per diluted share, for termination of the State Line Energy, L.L.C. power purchase agreement (PPA).

•	A charge of $72 million, or $0.11 per diluted share, associated with Generation’s tolling agreement with Georgia Power related to the contract with Tenaska Georgia Partners, LP.

•	Income of $29 million, or $0.04 per diluted share, related to non-cash deferred tax items.

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Earnings of $18 million, or $0.03 per diluted share, associated with investments in synthetic fuel-producing facilities, including the impact of mark-to-market losses associated with the related derivatives.

•	Mark-to-market losses of $22 million, or $0.03 per diluted share, primarily from Generation’s economic hedging activities.

•	A charge of $14 million, or $0.02 per diluted share, associated with ComEd’s settlement agreement with the City of Chicago.

Adjusted (non-GAAP) operating earnings for the fourth quarter of 2006 did not include the following items, representing an after-tax net gain of $105 million, or $0.15 per diluted share, that were included in reported GAAP earnings (all after tax):

•	A one-time benefit of $95 million, or $0.14 per diluted share, to recover previously incurred severance costs related to ComEd’s December 20, 2006 amended Illinois Commerce Commission (ICC) order.

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Earnings of $31 million, or $0.04 per diluted share, associated with investments in synthetic fuel-producing facilities, including the impact of mark-to-market losses associated with the related derivatives.

•	Mark-to-market losses of $17 million, or $0.03 per diluted share, primarily from Generation’s economic hedging activities.

2008 Earnings Outlook

Exelon affirmed its adjusted (non-GAAP) operating earnings guidance range for 2008 of $4.00 to $4.40 per share. The following table indicates estimated contribution ranges by operating company to 2008 adjusted (non-GAAP) operating earnings per Exelon share, excluding Exelon holding company.

Generation:	$3.15 to $3.45
ComEd:	$0.35 to $0.40
PECO:	$0.55 to $0.60

The outlook for 2008 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:

•	mark-to-market adjustments from economic hedging activities
•	unrealized gains and losses from nuclear decommissioning trust fund investments
•	significant impairments of assets, including goodwill
•	significant changes in decommissioning obligation estimates
•	costs associated with the Illinois electric rate settlement agreement, including ComEd’s previously announced customer rate relief programs
•	costs associated with ComEd’s settlement with the City of Chicago
•	other unusual items
•	significant future changes to GAAP

Giving consideration to these factors, Exelon estimates GAAP earnings in 2008 will fall in the range of $3.70 to $4.10 per share. Both Exelon’s operating earnings and GAAP earnings guidance are based on the assumption of normal weather.

Fourth Quarter and Recent Highlights

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Value Return (Dividend Increase and Share Repurchase): On December 19, 2007, Exelon announced that its board of directors had declared a regular first-quarter 2008 common stock dividend of $0.50 per share, a 14 percent increase over the dividend for the fourth quarter of 2007. The first-quarter dividend is payable on March 10, 2008, to Exelon shareholders of record at 5:00 p.m. New York Time on February 15, 2008. In December 2006, Exelon’s board of directors approved a value return policy that established an annual base dividend rate of $1.76 per share, which was expected to grow modestly over time. Largely due to improved power market fundamentals and Exelon’s superior operations, the board of directors reset the annual

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base dividend rate at $2.00 per share. Exelon expects to grow the dividend modestly over time. Future dividends are subject to declaration by the board of directors.

Also on December 19, 2007, Exelon’s board of directors authorized a new share repurchase program of up to $500 million of Exelon’s outstanding common stock. This new program is in addition to the $1.25 billion share repurchase executed in September 2007 and to any additional share repurchases that may be authorized by the board of directors later in 2008 based on availability of cash and other factors. Exelon’s value return policy considers the use of share repurchases from time to time, when authorized by the board of directors, to return cash or balance sheet capacity to Exelon shareholders after funding maintenance capital and other commitments and in the absence of higher value-added growth opportunities.

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Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station operated by PSEG Nuclear LLC, produced 34,296 GWhs in the fourth quarter of 2007, compared with 34,810 GWhs in the fourth quarter of 2006. The Exelon-operated nuclear plants completed four scheduled refueling outages in the fourth quarter of 2007 (91 days), compared with completing five refueling outages in the fourth quarter of 2006 (88 days). Nuclear output was also negatively impacted by a higher number of non-refueling outage days, 27 days in the fourth quarter of 2007 versus 18 days in 2006.

For the full year 2007, the Exelon-operated nuclear plants achieved an average capacity factor of 94.5 percent, an all-time record for the company, compared with 93.9 percent for 2006. The Exelon-operated plants have achieved average capacity factors of more than 93 percent in each of the past five years. In addition, the Exelon-operated nuclear plants produced a total of 132,341 GWhs in 2007, their highest annual production ever.

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Fossil and Hydro Operations: Generation’s fossil fleet commercial availability was 83.0 percent in the fourth quarter of 2007, compared with 95.7 percent in the fourth quarter of 2006, primarily due to outages at two units during the fourth quarter of 2007. The equivalent availability factor for the hydro facilities was 98.6 percent in the fourth quarter of 2007, compared with 97.9 percent in the fourth quarter of 2006. Despite the higher hydro fleet equivalent availability factor in 2007, lower river flow actually resulted in lower generation during 2007 compared to 2006.

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Zion Station Decommissioning: On December 11, 2007, Exelon Nuclear announced that it will seek to accelerate the decommissioning of its Zion Station in Illinois more than a decade earlier than originally planned. The company has contracted with EnergySolutions, Inc. to dismantle the nuclear plant, which closed in 1998. Completion of the arrangement is subject to the satisfaction of a number of closing conditions, including the receipt of a private letter ruling from the Internal Revenue Service. Additionally, the Nuclear Regulatory Commission (NRC) must approve the arrangement, and this decision is not expected before the second half of 2008. Upon approval, the Zion Station’s licenses and decommissioning funds would be transferred to EnergySolutions, Inc.

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Nuclear Site Designation: On December 18, 2007, Exelon Nuclear announced that it had selected Victoria County, Texas as its site for a federal license application that would allow construction and operation of a new nuclear plant should the company decide to build one. Exelon Nuclear expects to submit the combined Construction & Operating License (COL)

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application to the NRC in late 2008. Exelon Nuclear will use GE Hitachi Nuclear Energy Americas’ new generation of reactor technology – Economic Simplified Boiling Water Reactor, or ESBWR – if it decides to build a new nuclear plant.

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Nuclear Plant Licenses: On January 8, 2008, AmerGen Energy Company, LLC, a subsidiary of Generation, submitted an application to the NRC to extend the operating license of Three Mile Island Unit 1 (TMI) Generating Station by 20 years. TMI, an 852-MW unit in Dauphin County, Pennsylvania, began commercial operations in 1974. Its current operating license expires in April 2014. NRC approval of the application would extend the license until April 2034. The NRC is expected to spend 22 to 30 months to review the application before making a decision.

The NRC is also currently reviewing a license renewal application for Oyster Creek Generating Station in New Jersey filed in July 2005. In December 2007 and January 2008, two milestones in this license renewal process were achieved – the NRC Atomic Safety and Licensing Board decision regarding the safety of the drywell containment structure and the New Jersey Department of Environmental Protection certification regarding compliance with the Federal Coastal Zone Management Act. As a result, Generation expects to receive approval from the NRC during 2008.

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Settlement Agreement with the City of Chicago: On December 21, 2007, ComEd entered into a settlement agreement with the City of Chicago (City). The settlement agreement is a comprehensive agreement addressing a wide range of issues and disputes between ComEd and the City. The City has agreed not to challenge ComEd’s position in rate case proceedings under certain conditions during the term of the settlement agreement. In addition, ComEd will support the City’s energy efficiency programs and will be able to reprioritize or eliminate several projects. The principal terms of the settlement agreement require ComEd to pay the City a total of $55 million through 2012 as long as the City meets specified conditions. The schedule of payments is $23 million in 2007, which was paid in December, $18 million in 2008, $8 million in 2009, $3 million in 2010, $1 million in 2011 and $2 million in 2012.

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ComEd Distribution Rate Case: On October 17, 2007, ComEd filed a request with the ICC seeking approval to increase its delivery service revenue requirement by approximately $360 million to reflect ComEd’s continued substantial investment in its delivery system. The rate case filing is based on a 2006 test year. If approved by the ICC, the total increase would raise the average ComEd residential customer total bill about 7.7 percent. ICC proceedings will take place over a period of up to eleven months.

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ComEd Transmission Rate Case: On March 1, 2007, ComEd filed a request with the Federal Energy Regulatory Commission (FERC), seeking approval to increase its annual revenue requirement for transmission services by $146 million and to implement a formula-based transmission rate. ComEd’s filing also included a request for incentive rate treatment for two major new transmission projects. On June 5, 2007, FERC conditionally allowed ComEd to implement its formula-based transmission rate and associated rate adjustment, effective May 1, 2007 subject to refund, and provided for further hearing and settlement discussions. The new conditionally approved rate increased the annual revenue requirement by $116 million and raised the average residential customer bill by approximately 1 percent. On June 5, 2007, FERC denied the request for incentive rate treatment for the new transmission projects, and ComEd filed a request for rehearing regarding the incentives on July 5, 2007.

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On October 5, 2007, ComEd made a filing with FERC seeking approval of a settlement agreement reached among ComEd, the FERC Trial Staff and the active interveners in the proceeding. The settlement agreement provides for an initial increase in the revenue requirement of $93 million (effective as of May 1, 2007), or a $23 million reduction from the revenue requirement conditionally approved by FERC in its June 2007 order. The settlement agreement is a comprehensive resolution of all issues in the proceeding, other than ComEd’s request for rehearing at FERC on the incentive returns. FERC approved the settlement agreement on January 16, 2008. ComEd believes that appropriate reserves have been established for this issue.

On January 18, 2008, FERC issued an order on rehearing approving, in part, incentive rate treatment. The January 18, 2008 order approved the inclusion of construction work in progress (CWIP) in rate base for ComEd’s investment in a new 345-kV transmission line in Chicago’s West Loop and allowed a 1.50 percent adder to the return on equity on the project, but denied incentive rate treatment on a smaller transmission project. The inclusion of CWIP in rate base and the return on equity adder for the West Loop project will increase the revenue requirement, effective May 1, 2007.

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ComEd Procurement Filing: The August 2007 Settlement Legislation established a new competitive process that must be used in the future for procurement of electricity by Illinois utilities, replacing the reverse-auction bidding process used in 2006. The power contracts awarded as a result of the 2006 reverse-auction will remain in effect through their original terms, but as those contracts expire, the power will be replaced with contracts awarded through the new process. ComEd is responsible for implementing an initial procurement plan to replace one-third of the auction supply for the period June 2008 to May 2009. For power needs beginning June 2009, the Illinois Power Agency (IPA) will take over responsibility for the design of a procurement plan for ComEd and will administer a request for proposal (RFP) process for ComEd to procure the electricity supply products identified in the procurement plan, all with the oversight of the ICC. On December 19, 2007, the ICC approved ComEd’s request related to procurement for the initial delivery period. An independent administrator will conduct the procurement through a sealed-bid, RFP process. ComEd’s initial procurement plan will be used to provide approximately one-third of ComEd’s electricity supply from June 2008 through May 2009. However, the energy price for approximately half of the one-third of supply being procured through this plan has been hedged through the previously disclosed financial swap contract with Generation.

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ComEd Energy Efficiency Filing: On November 15, 2007, ComEd filed a proposed slate of programs with the ICC to meet energy reduction targets over a three-year period. If targets are met, ComEd customers would reduce their electricity consumption by a cumulative amount of approximately 1.2 million MWh at the end of the three years. Savings on customers’ bills is expected to pay for the cost of implementing the programs and produce additional net savings of more than $155 million over the lifetime of the programs. Once implemented, the programs would place ComEd among the top three utilities in the nation in terms of annual electricity savings achieved through energy efficiency.

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Pennsylvania Energy Independence Plan and Legislative Update: The Pennsylvania General Assembly returned to session on January 14, 2008 to consider, among other things, elements of energy legislation previously proposed by Pennsylvania’s Governor. Legislation under consideration includes such measures as a phase-in of increased generation rates after expiration of rate caps, installation of metering technology to provide time-of-use rates to retail customers, and creation of a fee on electric consumption that would help fund an $850 million Energy Independence Fund designed to spur biofuels development and promote energy efficiency and renewable energy initiatives. The Governor’s proposed legislation also includes a requirement for default suppliers such as PECO to procure electricity for their default-service customers after the end of their electric restructuring period (post-2010 for PECO) through a least-cost portfolio approach, with preferences for conservation and renewable power, and permits distribution companies to enter into long-term procurement contracts to enable construction of new generation. PECO supports the development of a legislative package to help customers manage rising energy prices and increase the use of environmentally friendly alternative fuel sources to meet Pennsylvania’s growing energy needs.

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PECO Alternative Energy Portfolio Standards (AEPS) Filing: On December 26, 2007, the Pennsylvania Public Utility Commission (PAPUC) approved PECO’s proposal to begin to purchase alternative energy credits in fulfillment of Pennsylvania’s AEPS legislation. The AEPS legislation requires that, by 2011, 3.5 percent of the energy consumed by PECO customers must be provided through alternative resources – such as wind, methane gas and biomass. The legislation further requires a  1/2 percent annual increase in alternative requirements, ensuring that by 2020, alternative resources will make up a total of 8 percent of the energy consumed by PECO customers. PECO will meet the initial requirement by purchasing the equivalent of 240 MWs of alternative energy credits over each of the next five years. A credit is generated each time one MWh of alternative energy is produced. Using an independent RFP monitor, PECO will conduct an RFP process for alternative energy producers to submit bids to sell credits.

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Financing Activities: On December 31, 2007, Generation issued $46.4 million of variable-rate, tax-exempt bonds due 2042. The proceeds will be used to finance Generation’s portion of the costs to construct, install and equip emissions-control facilities at the two-unit, 1,700-MW coal-fired Keystone Generating Station located in Armstrong County, Pennsylvania.

On January 16, 2008, ComEd issued $450 million of 6.45 percent First Mortgage Bonds due 2038. ComEd used the net proceeds from the sale of the bonds to refinance trust preferred securities and will refinance maturing First Mortgage Bonds.

OPERATING COMPANY RESULTS

Exelon Generation consists of owned and contracted electric generating facilities, wholesale energy marketing operations and competitive retail sales operations.

Fourth quarter 2007 net income was $343 million compared with $245 million in the fourth quarter of 2006. Fourth quarter 2007 net income included (all after tax) a charge of $179 million for the costs associated with the Illinois electric rate settlement, income of $130 million for termination of the State Line PPA, a charge of $72 million associated with the tolling agreement with Georgia Power, charges of $34 million related to non-cash deferred tax items, and mark-to-market losses of $21 million from

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economic hedging activities. Fourth quarter 2006 net income included (all after tax) mark-to-market losses of $17 million from economic hedging activities, severance and severance-related charges of $1 million and an impairment charge of $1 million related to its investments in Termoeléctrica del Golfo (TEG) and Termoeléctrica Peñoles (TEP), the sale of which closed in February 2007. Excluding the impact of these items, Generation’s net income in the fourth quarter of 2007 increased $255 million compared with the same quarter last year, primarily due to higher revenue, net of purchased power and fuel expense, more than offsetting inflationary and other cost pressures and costs associated with the new nuclear plant COL application.

Generation’s revenue, net of purchased power and fuel expense, increased by $441 million in the fourth quarter of 2007 compared with the fourth quarter of 2006 excluding the mark-to-market impacts, costs associated with the Illinois electric rate settlement, income related to the termination of the State Line PPA and the loss associated with the tolling agreement with Georgia Power. The increase in revenue, net of purchased power and fuel expense, was driven by higher average margins primarily due to the end of the below-market price PPA with ComEd at year-end 2006 and the contractual increase in the prices associated with Generation’s PPA with PECO. Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $35.70 per MWh in the fourth quarter of 2007 compared with $24.81 per MWh in the fourth quarter of 2006.

ComEd consists of the electricity transmission and distribution operations in northern Illinois.

ComEd recorded net income of $67 million in the fourth quarter of 2007, compared with net income of $213 million in the fourth quarter of 2006. Fourth quarter 2007 net income included (all after tax) a charge of $5 million for the costs associated with the Illinois electric rate settlement, including ComEd’s previously announced customer rate relief programs, a charge of $14 million for the City of Chicago settlement agreement and mark-to-market gains of $2 million. Fourth quarter 2006 net income included a one-time after-tax benefit of $95 million attributable to the ICC’s December 20, 2006 amended order to recover previously incurred severance costs. Excluding the impact of these items, ComEd’s net income in the fourth quarter of 2007 decreased $34 million compared with the same quarter last year, primarily due to the end of its regulatory transition period, and higher operating and maintenance expense, which partially reflected increased labor and contracting costs and allowance for uncollectible accounts expense. These items were partially offset by the FERC-approved transmission rate increase and ICC-authorized increase in delivery service rates. In addition, ComEd recorded a net benefit associated with a change in its tax method of capitalizing overhead costs.

In the ComEd service territory in the fourth quarter of 2007, heating degree-days were up 1 percent relative to the same period in 2006 but were 7 percent below normal. ComEd’s total retail kWh deliveries increased 3 percent in 2007 as compared with 2006, with a 3 percent increase in deliveries to the residential customer class, largely due to colder weather. ComEd’s fourth quarter 2007 revenues were $1,436 million, up 4 percent from $1,381 million in 2006 primarily due to the above-mentioned rate increases plus increases in the cost of power and the impact of favorable weather, partially offset by customers switching to alternative electric generation suppliers. For ComEd, weather had a favorable after-tax impact of $10 million on fourth quarter 2007 earnings relative to 2006 and a favorable after-tax impact of $5 million relative to normal weather, which was incorporated in earnings guidance.

The number of customers being served in the ComEd region increased by 1.0 percent since the fourth quarter of 2006, and weather-normalized kWh retail deliveries increased by 0.6 percent compared with the fourth quarter of 2006.

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PECO consists of the electricity transmission and distribution operations and the retail natural gas distribution business in southeastern Pennsylvania.

PECO’s net income in the fourth quarter of 2007 was $115 million, a decrease from net income of $121 million in the fourth quarter of 2006. Fourth quarter 2006 net income included after-tax severance and severance-related charges of $1 million. Excluding the impact of this item, PECO’s net income in the fourth quarter of 2007 decreased $7 million compared with the same quarter last year, primarily due to higher operating and maintenance expense, which partially reflected increased labor and contracting costs and allowance for uncollectible accounts expense, and higher CTC amortization, which was in accordance with PECO’s 1998 restructuring settlement with the PAPUC. As expected, the increase in amortization expense exceeded the increase in CTC revenues. These items were partially offset by higher revenues, net of purchased power and fuel expense, largely due to the effects of favorable weather compared to 2006. In addition, PECO recorded a net benefit associated with a change in its tax method of capitalizing overhead costs.

In the PECO service territory in the fourth quarter of 2007, heating degree-days were up 12 percent from 2006 but were 8 percent below normal. PECO’s total electric retail kWh deliveries increased 4 percent, with residential deliveries up 3 percent. Total gas retail deliveries were up 16 percent from the 2006 period. PECO’s fourth quarter 2007 revenues were $1,385 million, up from $1,235 million in 2006, primarily due to the effects of an authorized electric generation rate increase under the 1998 restructuring settlement and the effects of favorable weather compared with 2006. For PECO, weather had a favorable after-tax impact of $23 million on fourth quarter 2007 earnings relative to 2006 and a favorable after-tax impact of $5 million relative to normal weather, which was incorporated in earnings guidance. The favorable impact relative to normal weather reflected a significant increase in cooling degree-days in October due to unusually warm weather.

The number of electric customers being served in the PECO region increased by 0.8 percent since the fourth quarter of 2006, with weather-normalized kWh growth of 2.9 percent compared with the fourth quarter of 2006.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations and mark-to-market adjustments from economic hedging activities, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliations of GAAP to adjusted (non-GAAP) operating earnings for historical periods are attached. Additional earnings release attachments, which include the reconciliations on pages 7 and 8, are posted on Exelon’s Web site: www.exeloncorp.com and have been filed with the Securities and Exchange Commission on Form 8-K on January 23, 2008.

Conference call information: Exelon has scheduled a conference call for 11 AM ET (10 AM CT) on January 23, 2008. The call-in number in the U.S. is 800-690-3108, and the international call-in number is 973-935-8753. If requested, the conference ID number is 29883087. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investor Relations page.)

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Telephone replays will be available until February 6. The U.S. call-in number for replays is 800-642-1687, and the international call-in number is 706-645-9291. The conference ID number is 29883087.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2006 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Third Quarter 2007 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.

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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.4 million customers and $19 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in Illinois and Pennsylvania and natural gas to more than 480,000 customers in southeastern Pennsylvania. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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EXELON CORPORATION

Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended December 31, 2007 and 2006	1

Consolidating Statements of Operations - Twelve Months Ended December 31, 2007 and 2006	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Twelve Months Ended December 31, 2007 and 2006	3

Business Segment Comparative Statements of Operations - PECO and Other - Three and Twelve Months Ended December 31, 2007 and 2006	4

Consolidated Balance Sheets - December 31, 2007 and 2006	5

Consolidated Statements of Cash Flows - Twelve Months Ended December 31, 2007 and 2006	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended December 31, 2007 and 2006	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Twelve Months Ended December 31, 2007 and 2006	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share - Three Months Ended December 31, 2007 and 2006	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended December 31, 2007 and 2006	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share - Twelve Months Ended December 31, 2007 and 2006	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Twelve Months Ended December 31, 2007 and 2006	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three and Twelve Months Ended December 31, 2007 and 2006	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three and Twelve Months Ended December 31, 2007 and 2006	14

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three and Twelve Months Ended December 31, 2007 and 2006	15

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three and Twelve Months Ended December 31, 2007 and 2006	16

Exelon Generation Statistics - Three Months Ended December 31, 2007, September 30, 2007, June 30, 2007, March 31, 2007 and December 31, 2006	17

Exelon Generation Statistics - Twelve Months Ended December 31, 2007 and 2006	18

ComEd Sales Statistics - Three Months Ended December 31, 2007 and 2006	19

ComEd Sales Statistics - Twelve Months Ended December 31, 2007 and 2006	20

PECO Sales Statistics - Three Months Ended December 31, 2007 and 2006	21

PECO Sales Statistics - Twelve Months Ended December 31, 2007 and 2006	22

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended December 31, 2007
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,568	$1,436	$1,385	$(835)	$4,554

Operating expenses
Purchased power	766	841	571	(827)	1,351
Fuel	372	—	194	(2)	564
Operating and maintenance	654	313	185	23	1,175
Depreciation and amortization	67	114	182	11	374
Taxes other than income	49	71	68	6	194

Total operating expenses	1,908	1,339	1,200	(789)	3,658

Operating income (loss)	660	97	185	(46)	896

Other income and deductions
Interest expense, net	(62)	(58)	(60)	(33)	(213)
Equity in losses of unconsolidated affiliates and investments	—	(2)	(2)	(13)	(17)
Other, net	87	48	10	91	236

Total other income and deductions	25	(12)	(52)	45	6

Income (loss) from continuing operations before income taxes	685	85	133	(1)	902

Income taxes	341	18	18	(37)	340

Income from continuing operations	344	67	115	36	562

Income (loss) from discontinued operations	(1)	—	—	1	—

Net income	$343	$67	$115	$37	$562

	Three Months Ended December 31, 2006
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,074	$1,381	$1,235	$(994)	$3,696

Operating expenses
Purchased power	420	669	493	(991)	591
Fuel	467	—	154	—	621
Operating and maintenance	623	101	149	6	879
Depreciation and amortization	70	110	162	10	352
Taxes other than income	51	69	64	6	190

Total operating expenses	1,631	949	1,022	(969)	2,633

Operating income (loss)	443	432	213	(25)	1,063

Other income and deductions
Interest expense, net	(39)	(78)	(64)	(36)	(217)
Equity in losses of unconsolidated affiliates and investments	—	(2)	(2)	(33)	(37)
Other, net	11	6	14	30	61

Total other income and deductions	(28)	(74)	(52)	(39)	(193)

Income (loss) from continuing operations before income taxes	415	358	161	(64)	870

Income taxes	170	145	40	(78)	277

Income from continuing operations	245	213	121	14	593

Loss from discontinued operations	—	—	—	(1)	(1)

Net income	$245	$213	$121	$13	$592

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Twelve Months Ended December 31, 2007
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$10,749	$6,104	$5,613	$(3,550)	$18,916

Operating expenses
Purchased power	2,705	3,747	2,366	(3,536)	5,282
Fuel	1,746	—	617	(3)	2,360
Operating and maintenance	2,454	1,091	630	114	4,289
Depreciation and amortization	267	440	773	40	1,520
Taxes other than income	185	314	280	18	797

Total operating expenses	7,357	5,592	4,666	(3,367)	14,248

Operating income (loss)	3,392	512	947	(183)	4,668

Other income and deductions
Interest expense, net	(161)	(318)	(248)	(123)	(850)
Equity in earnings (losses) of unconsolidated affiliates and investments	1	(7)	(7)	(93)	(106)
Other, net	155	58	45	202	460

Total other income and deductions	(5)	(267)	(210)	(14)	(496)

Income (loss) from continuing operations before income taxes	3,387	245	737	(197)	4,172

Income taxes	1,362	80	230	(226)	1,446

Income from continuing operations	2,025	165	507	29	2,726

Income from discontinued operations	4	—	—	6	10

Net income	$2,029	$165	$507	$35	$2,736

	Twelve Months Ended December 31, 2006
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$9,143	$6,101	$5,168	$(4,757)	$15,655

Operating expenses
Purchased power	2,027	3,292	2,104	(4,740)	2,683
Fuel	1,951	—	598	—	2,549
Operating and maintenance	2,305	745	628	190	3,868
Impairment of goodwill	—	776	—	—	776
Depreciation and amortization	279	430	710	68	1,487
Taxes other than income	185	303	262	21	771

Total operating expenses	6,747	5,546	4,302	(4,461)	12,134

Operating income (loss)	2,396	555	866	(296)	3,521

Other income and deductions
Interest expense, net	(159)	(308)	(266)	(147)	(880)
Equity in losses of unconsolidated affiliates and investments	(9)	(10)	(9)	(83)	(111)
Other, net	41	96	30	99	266

Total other income and deductions	(127)	(222)	(245)	(131)	(725)

Income (loss) from continuing operations before income taxes	2,269	333	621	(427)	2,796

Income taxes	866	445	180	(285)	1,206

Income (loss) from continuing operations	1,403	(112)	441	(142)	1,590

Income (loss) from discontinued operations	4	—	—	(2)	2

Net income (loss)	$1,407	$(112)	$441	$(144)	$1,592

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2007	2006	Variance	2007	2006	Variance
Operating revenues	$2,568	$2,074	$494	$10,749	$9,143	$1,606

Operating expenses
Purchased power	766	420	346	2,705	2,027	678
Fuel	372	467	(95)	1,746	1,951	(205)
Operating and maintenance	654	623	31	2,454	2,305	149
Depreciation and amortization	67	70	(3)	267	279	(12)
Taxes other than income	49	51	(2)	185	185	—

Total operating expenses	1,908	1,631	277	7,357	6,747	610

Operating income	660	443	217	3,392	2,396	996

Other income and deductions
Interest expense, net	(62)	(39)	(23)	(161)	(159)	(2)
Equity in earnings (losses) of investments	—	—	—	1	(9)	10
Other, net	87	11	76	155	41	114

Total other income and deductions	25	(28)	53	(5)	(127)	122

Income from continuing operations before income taxes	685	415	270	3,387	2,269	1,118

Income taxes	341	170	171	1,362	866	496

Income from continuing operations	344	245	99	2,025	1,403	622

Income (loss) from discontinued operations	(1)	—	(1)	4	4	—

Net income	$343	$245	$98	$2,029	$1,407	$622

	ComEd

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2007	2006	Variance	2007	2006	Variance
Operating revenues	$1,436	$1,381	$55	$6,104	$6,101	$3

Operating expenses
Purchased power	841	669	172	3,747	3,292	455
Operating and maintenance	313	101	212	1,091	745	346
Impairment of goodwill	—	—	—	—	776	(776)
Depreciation and amortization	114	110	4	440	430	10
Taxes other than income	71	69	2	314	303	11

Total operating expenses	1,339	949	390	5,592	5,546	46

Operating income	97	432	(335)	512	555	(43)

Other income and deductions
Interest expense, net	(58)	(78)	20	(318)	(308)	(10)
Equity in losses of unconsolidated affiliates	(2)	(2)	—	(7)	(10)	3
Other, net	48	6	42	58	96	(38)

Total other income and deductions	(12)	(74)	62	(267)	(222)	(45)

Income before income taxes	85	358	(273)	245	333	(88)

Income taxes	18	145	(127)	80	445	(365)

Net income (loss)	$67	$213	$(146)	$165	$(112)	$277

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2007	2006	Variance	2007	2006	Variance
Operating revenues	$1,385	$1,235	$150	$5,613	$5,168	$445

Operating expenses
Purchased power	571	493	78	2,366	2,104	262
Fuel	194	154	40	617	598	19
Operating and maintenance	185	149	36	630	628	2
Depreciation and amortization	182	162	20	773	710	63
Taxes other than income	68	64	4	280	262	18

Total operating expenses	1,200	1,022	178	4,666	4,302	364

Operating income	185	213	(28)	947	866	81

Other income and deductions
Interest expense, net	(60)	(64)	4	(248)	(266)	18
Equity in losses of unconsolidated affiliates	(2)	(2)	—	(7)	(9)	2
Other, net	10	14	(4)	45	30	15

Total other income and deductions	(52)	(52)	—	(210)	(245)	35

Income before income taxes	133	161	(28)	737	621	116

Income taxes	18	40	(22)	230	180	50

Net income	$115	$121	$(6)	$507	$441	$66

	Other (a)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2007	2006	Variance	2007	2006	Variance
Operating revenues	$(835)	$(994)	$159	$(3,550)	$(4,757)	$1,207

Operating expenses
Purchased power	(827)	(991)	164	(3,536)	(4,740)	1,204
Fuel	(2)	—	(2)	(3)	—	(3)
Operating and maintenance	23	6	17	114	190	(76)
Depreciation and amortization	11	10	1	40	68	(28)
Taxes other than income	6	6	—	18	21	(3)

Total operating expenses	(789)	(969)	180	(3,367)	(4,461)	1,094

Operating loss	(46)	(25)	(21)	(183)	(296)	113

Other income and deductions
Interest expense, net	(33)	(36)	3	(123)	(147)	24
Equity in losses of unconsolidated affiliates and investments	(13)	(33)	20	(93)	(83)	(10)
Other, net	91	30	61	202	99	103

Total other income and deductions	45	(39)	84	(14)	(131)	117

Loss from continuing operations before income taxes	(1)	(64)	63	(197)	(427)	230

Income taxes	(37)	(78)	41	(226)	(285)	59

Income (loss) from continuing operations	36	14	22	29	(142)	171

Income (loss) from discontinued operations	1	(1)	2	6	(2)	8

Net income (loss)	$37	$13	$24	$35	$(144)	$179

(a)	Other includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, Exelon Enterprises Company, LLC and other financing and investment activities, including investments in synthetic fuel-producing facilities.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited)

(in millions)

	December 31, 2007	December 31, 2006
Current assets
Cash and cash equivalents	$311	$224
Restricted cash and investments	118	58
Accounts receivable, net
Customer	2,041	1,747
Other	611	462
Mark-to-market derivative assets	445	1,418
Inventories, net, at average cost
Fossil fuel	252	300
Materials and supplies	471	431
Other	802	352

Total current assets	5,051	4,992

Property, plant and equipment, net	24,153	22,775

Deferred debits and other assets
Regulatory assets	5,133	5,808
Nuclear decommissioning trust funds	6,823	6,415
Investments	731	810
Goodwill	2,625	2,694
Mark-to-market derivative assets	117	171
Other	1,261	654

Total deferred debits and other assets	16,690	16,552

Total assets	$45,894	$44,319

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$616	$305
Long-term debt due within one year	605	248
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust due within one year	501	581
Accounts payable	1,450	1,382
Mark-to-market derivative liabilities	599	1,015
Accrued expenses	1,240	1,180
Other	984	1,084

Total current liabilities	5,995	5,795

Long-term debt	9,915	8,896
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust	1,505	2,470
Long-term debt to other financing trusts	545	545

Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	5,081	5,340
Asset retirement obligations	3,812	3,780
Pension obligations	777	747
Non-pension postretirement benefits obligations	1,717	1,817
Spent nuclear fuel obligation	997	950
Regulatory liabilities	3,301	3,025
Mark-to-market derivative liabilities	465	78
Other	1,560	782

Total deferred credits and other liabilities	17,710	16,519

Total liabilities	35,670	34,225

Preferred securities of subsidiary	87	87

Shareholders’ equity
Common stock	8,579	8,314
Treasury stock, at cost	(1,838)	(630)
Retained earnings	4,930	3,426
Accumulated other comprehensive loss, net	(1,534)	(1,103)

Total shareholders’ equity	10,137	10,007

Total liabilities and shareholders’ equity	$45,894	$44,319

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Twelve Months Ended December 31,
	2007	2006
Cash flows from operating activities
Net income	$2,736	$1,592
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel	2,183	2,132
Deferred income taxes and amortization of investment tax credits	(104)	73
Net realized and unrealized mark-to-market transactions	102	(83)
Impairment charges	—	894
Other non-cash operating activities	664	197
Changes in assets and liabilities:
Accounts receivable	(661)	(62)
Inventories	9	(59)
Accounts payable, accrued expenses and other current liabilities	330	67
Counterparty collateral asset	(246)	259
Counterparty collateral liability	(270)	172
Income taxes	160	69
Restricted cash	(15)	—
Pension and non-pension postretirement benefit contributions	(204)	(180)
Other assets and liabilities	(188)	(236)

Net cash flows provided by operating activities	4,496	4,835

Cash flows from investing activities
Capital expenditures	(2,674)	(2,418)
Proceeds from nuclear decommissioning trust fund sales	7,312	4,793
Investment in nuclear decommissioning trust funds	(7,527)	(5,081)
Proceeds from sale of investments	95	2
Change in restricted cash	(45)	(9)
Other investing activities	(70)	(49)

Net cash flows used in investing activities	(2,909)	(2,762)

Cash flows from financing activities
Issuance of long-term debt	1,621	1,370
Retirement of long-term debt	(262)	(402)
Retirement of long-term debt to financing affiliates	(1,020)	(910)
Change in short-term debt	311	(685)
Retirement of short-term debt	—	(300)
Dividends paid on common stock	(1,180)	(1,071)
Proceeds from employee stock plans	215	184
Purchase of treasury stock	(1,208)	(186)
Purchase of forward contract in relation to certain treasury stock	(79)	—
Other financing activities	102	11

Net cash flows used in financing activities	(1,500)	(1,989)

Increase in cash and cash equivalents	87	84
Cash and cash equivalents at beginning of period	224	140

Cash and cash equivalents at end of period	$311	$224

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended December 31, 2007				Three Months Ended December 31, 2006
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,554	$92	(b),(c),(d),(e)	$4,646	$3,696	$—		$3,696

Operating expenses
Purchased power	1,351	(205)	(b),(e),(f)	1,146	591	38	(b)	629
Fuel	564	41	(b)	605	621	(63)	(b)	558
Operating and maintenance	1,175	12	(g)	1,187	879	134	(b),(g),(i),(j)	1,013
Depreciation and amortization	374	—		374	352	—		352
Taxes other than income	194	—		194	190	—		190

Total operating expenses	3,658	(152)		3,506	2,633	109		2,742

Operating income	896	244		1,140	1,063	(109)		954

Other income and deductions
Interest expense, net	(213)	4	(h)	(209)	(217)	2	(g)	(215)
Equity in losses of unconsolidated affiliates and investments	(17)	12	(g)	(5)	(37)	33	(g)	(4)
Other, net	236	(75)	(g)	161	61	(21)	(b),(g),(k)	40

Total other income and deductions	6	(59)		(53)	(193)	14		(179)

Income from continuing operations before income taxes	902	185		1,087	870	(95)		775

Income taxes	340	70	(b),(c),(d),(e),(f),(g),(h)	410	277	10	(b),(g),(i),(j),(k)	287

Income from continuing operations	$562	$115		$677	$593	$(105)		$488

Loss from discontinued operations	—	—		—	(1)	—		(1)

Net income	$562	$115		$677	$592	$(105)		$487

Earnings per average common share
Basic:
Income from continuing operations	$0.85	$0.18		$1.03	$0.88	$(0.15)		$0.73

Net income	$0.85	$0.18		$1.03	$0.88	$(0.15)		$0.73

Diluted:
Income from continuing operations	$0.84	$0.18		$1.02	$0.87	$(0.15)		$0.72

Net income	$0.84	$0.18		$1.02	$0.87	$(0.15)		$0.72

Average common shares outstanding
Basic	661			661	672			672
Diluted	666			666	677			677

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market (b)		$0.03				$0.03
2007 Illinois electric rate settlement (c)		0.28				—
City of Chicago settlement (d)		0.02				—
Termination of State Line PPA (e)		(0.19)				—
Georgia Power tolling agreement (f)		0.11				—
Investments in synthetic fuel-producing facilities (g)		(0.03)				(0.04)
Non-cash deferred tax items (h)		(0.04)				—
Recovery of severance costs at ComEd (i)		—				(0.14)

Total adjustments		$0.18				$(0.15)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(d)	Adjustment to exclude the 2007 costs associated with ComEd’s settlement agreement with the City of Chicago.
(e)	Adjustment to exclude the income associated with the termination of Generation’s power purchase agreement (PPA) with State Line Energy, L.L.C. (State Line).
(f)	Adjustment to exclude the loss associated with Generation’s tolling agreement with Georgia Power related to the contract with Tenaska Georgia Partners, LP (Tenaska).
(g)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(h)	Adjustment to exclude non-cash deferred tax items.
(i)	Adjustment to exclude a one-time benefit to recover previously incurred severance costs approved by the December 2006 amended Illinois Commerce Commission (ICC) rate order.
(j)	Adjustment to exclude severance charges in 2006.
(k)	Adjustment to exclude an impairment charge related to Generation’s investments in Termoeléctrica del Golfo (TEG) and Termoeléctrica Peñoles (TEP), the sale of which occurred in February 2007.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Twelve Months Ended December 31, 2007				Twelve Months Ended December 31, 2006
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$18,916	$236	(b),(c),(d),(e)	$19,152	$15,655	$5	(b)	$15,660

Operating expenses
Purchased power	5,282	(378)	(b),(e),(f)	4,904	2,683	179	(b)	2,862
Fuel	2,360	81	(b)	2,441	2,549	(77)	(b)	2,472
Operating and maintenance	4,289	(72)	(c),(g),(h)	4,217	3,868	23	(b),(g),(h),(l),(m),(n)	3,891
Impairment of goodwill	—	—		—	776	(776)	(o)	—
Depreciation and amortization	1,520	—		1,520	1,487	(37)	(g),(l)	1,450
Taxes other than income	797	—		797	771	—		771

Total operating expenses	14,248	(369)		13,879	12,134	(688)		11,446

Operating income	4,668	605		5,273	3,521	693		4,214

Other income and deductions
Interest expense, net	(850)	7	(g),(i)	(843)	(880)	16	(g),(k)	(864)
Equity in losses of unconsolidated affiliates and investments	(106)	93	(g)	(13)	(111)	83	(g)	(28)
Other, net	460	(196)	(g),(j)	264	266	(151)	(b),(g),(l),(p),(q)	115

Total other income and deductions	(496)	(96)		(592)	(725)	(52)		(777)

Income from continuing operations before income taxes	4,172	509		4,681	2,796	641		3,437
Income taxes	1,446	317	(b),(c),(d),(e),(f),(g),(h),(i),(j)	1,763	1,206	54	(b),(g),(h),(k),(l),(m),(n),(p),(q)	1,260

Income from continuing operations	2,726	192		2,918	1,590	587		2,177

Income (loss) from discontinued operations	10	(5)	(k)	5	2	(4)	(k)	(2)

Net income	$2,736	$187		$2,923	$1,592	$583		$2,175

Earnings per average common share
Basic:
Income from continuing operations	$4.06	$0.29		$4.35	$2.37	$0.88		$3.25
Income (loss) from discontinued operations	0.02	(0.01)		0.01	—	—		—

Net income	$4.08	$0.28		$4.36	$2.37	$0.88		$3.25

Diluted:
Income from continuing operations	$4.03	$0.28		$4.31	$2.35	$0.87		$3.22
Income (loss) from discontinued operations	0.02	(0.01)		0.01	—	—		—

Net income	$4.05	$0.27		$4.32	$2.35	$0.87		$3.22

Average common shares outstanding
Basic	670			670	670			670
Diluted	676			676	676			676

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market (b)		$0.15				$(0.09)
2007 Illinois electric rate settlement (c)		0.41				—
City of Chicago settlement (d)		0.02				—
Termination of State Line PPA (e)		(0.19)				—
Georgia Power tolling agreement (f)		0.11				—
Investments in synthetic fuel-producing facilities (g)		(0.14)				0.04
Nuclear decommissioning obligation reduction (h)		(0.03)				(0.13)
Non-cash deferred tax items (i)		(0.04)				—
Sale of Generation’s investments in TEG and TEP (j)		(0.01)				—
Settlement of a tax matter at Generation related to Sithe (k)		(0.01)				—
Charges associated with Exelon’s now terminated merger with PSEG (l)		—				0.09
2006 severance charges (m)		—				0.03
Recovery of severance costs at ComEd (n)		—				(0.14)
2006 impairment of ComEd’s goodwill (o)		—				1.15
Recovery of debt costs at ComEd (p)		—				(0.08)

Total adjustments		$0.27				$0.87

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(d)	Adjustment to exclude the 2007 costs associated with ComEd’s settlement agreement with the City of Chicago.
(e)	Adjustment to exclude the income associated with the termination of Generation’s PPA with State Line.
(f)	Adjustment to exclude the loss associated with Generation’s tolling agreement with Georgia Power related to the contract with Tenaska.
(g)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(h)	Adjustment to exclude the decrease in Generation’s nuclear decommissioning obligation liability primarily related to the AmerGen Energy Company, LLC (AmerGen) nuclear plants.
(i)	Adjustment to exclude non-cash deferred tax items.
(j)	Adjustment to exclude the gain related to the sale of Generation’s ownership interest in TEG and TEP.
(k)	Adjustment to exclude the settlement of separate tax matters at Generation related to Sithe in 2006 and 2007.
(l)	Adjustment to exclude certain costs associated with Exelon’s proposed merger with Public Service Enterprise Group Incorporated (PSEG), which was terminated in September 2006.
(m)	Adjustment to exclude severance charges in 2006.
(n)	Adjustment to exclude a one-time benefit to recover previously incurred severance costs approved by the December 2006 amended ICC rate order.
(o)	Adjustment to exclude the impairment of ComEd’s goodwill in 2006.
(p)	Adjustment to exclude the one-time benefit to recover previously incurred debt costs approved by the July 2006 ICC rate order.
(q)	Adjustment to exclude an impairment charge related to Generation’s investments in TEG and TEP, the sale of which occurred in February 2007.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings

Per Diluted Share to GAAP Earnings Per Diluted Share

Three Months Ended December 31, 2007 and 2006

2006 GAAP Earnings per Diluted Share	$0.87

2006 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	0.03
Investments in Synthetic Fuel-Producing Facilities (2)	(0.04)
Recovery of Severance Costs at ComEd (3)	(0.14)

2006 Adjusted (non-GAAP) Operating Earnings	0.72

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (4)	0.44
ComEd Energy Margins:
Weather (5)	0.02
End of Regulatory Transition Period (6)	(0.16)
Other Energy Delivery (7)	0.07
PECO Energy Margins:
Weather (8)	0.03
Pension and Non-Pension Postretirement Benefits Expense (9)	(0.01)
Bad Debt (10)	(0.04)
Labor and Contracting (11)	(0.07)
Storm Costs (12)	0.01
Exelon Foundation Contribution (13)	(0.05)
Nuclear Plant Development Costs (14)	(0.04)
Planned Nuclear Refueling Outages (15)	(0.01)
Other Operating and Maintenance Expense (16)	0.01
Depreciation and Amortization (17)	(0.03)
Nuclear Decommissioning Trust Fund Rebalancing (18)	0.06
Tax Method Change - Overhead Costs (19)	0.06
Income Taxes (20)	0.02
Taxes Other Than Income and Other (21)	(0.03)
Share Differential (22)	0.02

2007 Adjusted (non-GAAP) Operating Earnings	1.02

2007 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(0.03)
Investments in Synthetic Fuel-Producing Facilities (2)	0.03
2007 Illinois Electric Rate Settlement (23)	(0.28)
City of Chicago Settlement (24)	(0.02)
Termination of State Line PPA (25)	0.19
Georgia Power Tolling Agreement (26)	(0.11)
Non-Cash Deferred Tax Items (27)	0.04

2007 GAAP Earnings per Diluted Share	$0.84

(1)	Reflects the mark-to-market impact of Exelon’s economic hedging activities.
(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(3)	Reflects a one-time benefit approved by the December 2006 amended ICC rate order to recover previously incurred severance costs.
(4)	Reflects higher average margins primarily due to the end of the below-market PPA with ComEd at year-end 2006 and the contractual increase in prices associated with Generation’s PPA with PECO.
(5)	Reflects a favorable variance for weather conditions in the ComEd service territory.
(6)	Reflects reduced earnings at ComEd primarily due to the end of the Illinois regulatory transition period.
(7)	Reflects increased transmission revenue as a result of the 2007 transmission rate case and increased pricing for delivery service due to the 2006 ICC rate order.
(8)	Reflects a favorable variance for weather conditions in the PECO service territory.
(9)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions for 2007.
(10)	Reflects increased bad debt expense at ComEd and PECO.
(11)	Primarily reflects labor-related inflation and increased costs at generating facilities.
(12)	Reflects higher 2006 storm costs in the ComEd and PECO service territories.
(13)	Reflects a charitable contribution to the Exelon Foundation.
(14)	Reflects the costs associated with the possible construction of a new nuclear plant in Texas.
(15)	Reflects increased planned nuclear refueling outage costs, excluding the Salem Generating Station (Salem).
(16)	Primarily reflects nuclear refueling outage costs at Salem in 2006.
(17)	Reflects increased depreciation and amortization primarily due to increased competitive transition charge (CTC) amortization at PECO.
(18)	Reflects the impact on net income of gains realized in 2007 on AmerGen’s decommissioning trust fund investments related to changes to the investment strategy.
(19)	Reflects a favorable income tax benefit associated with Exelon’s method of capitalizing overhead costs.
(20)	Primarily reflects a favorable income tax settlement at ComEd in 2007.
(21)	Primarily reflects higher interest expense at Exelon.
(22)	Reflects the impact on earnings per share due to a change in Exelon’s diluted common shares outstanding.
(23)	Reflects the impact of the 2007 Illinois electric rate settlement.
(24)	Reflects the 2007 costs associated with ComEd’s settlement agreement with the City of Chicago.
(25)	Reflects the income associated with the termination of Generation’s PPA with State Line.
(26)	Reflects the loss associated with Generation’s tolling agreement with Georgia Power related to the contract with Tenaska.
(27)	Reflects non-cash deferred tax items.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings

to GAAP Earnings By Business Segment (in millions)

Three Months Ended December 31, 2007 and 2006

	Generation	ComEd	PECO	Other	Exelon
2006 GAAP Earnings	$245	$213	$121	$13	$592

2006 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market (1)	17	—	—	—	17
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	(31)	(31)
2006 Severance Charges (3)	1	—	1	1	3
Recovery of Severance Costs at ComEd (4)	—	(95)	—	—	(95)
Impairment of Generation’s Investments in TEG and TEP (5)	1	—	—	—	1

2006 Adjusted (non-GAAP) Operating Earnings (Loss)	264	118	122	(17)	487

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (6)	291	—	—	—	291
ComEd and PECO Energy Margins:
Weather (7)	—	10	23	—	33
End of Regulatory Transition Period (8)	—	(109)	—	—	(109)
Other Energy Delivery (9)	—	46	(1)	—	45
Pension and Non-Pension Postretirement Benefits Expense (10)	(4)	(1)	1	—	(4)
Bad Debt (11)	(2)	(10)	(15)	—	(27)
Labor and Contracting (12)	(32)	(12)	(7)	—	(51)
Storm Costs (13)	—	2	2	—	4
Exelon Foundation Contribution (14)	—	—	—	(32)	(32)
Nuclear Plant Development Costs (15)	(23)	—	—	—	(23)
Planned Nuclear Refueling Outages (16)	(8)	—	—	—	(8)
Other Operating and Maintenance Expense (17)	11	1	(3)	—	9
Depreciation and Amortization (18)	—	(3)	(13)	—	(16)
Nuclear Decommissioning Trust Fund Rebalancing (19)	38	—	—	—	38
Tax Method Change - Overhead Costs (20)	(38)	36	33	9	40
Income Taxes (21)	26	14	(21)	(3)	16
Taxes Other Than Income and Other (22)	(4)	(8)	(6)	2	(16)

2007 Adjusted (non-GAAP) Operating Earnings (Loss)	519	84	115	(41)	677

2007 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market (1)	(21)	2	—	(3)	(22)
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	18	18
2007 Illinois Electric Rate Settlement (23)	(179)	(5)	—	—	(184)
City of Chicago Settlement (24)	—	(14)	—	—	(14)
Termination of State Line PPA (25)	130	—	—	—	130
Georgia Power Tolling Agreement (26)	(72)	—	—	—	(72)
Non-Cash Deferred Tax Items (27)	(34)	—	—	63	29

2007 GAAP Earnings	$343	$67	$115	$37	$562

(1)	Reflects the mark-to-market impact of Exelon’s economic hedging activities.
(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(3)	Reflects severance charges in 2006.
(4)	Reflects a one-time benefit approved by the December 2006 amended ICC rate order to recover previously incurred severance costs.
(5)	Reflects an impairment charge related to Generation’s investments in TEG and TEP, the sale of which occurred in February 2007.
(6)	Reflects higher average margins primarily due to the end of the below-market PPA with ComEd at year-end 2006 and the contractual increase in prices associated with Generation’s PPA with PECO.
(7)	Reflects favorable variance for weather conditions in the ComEd and PECO service territories.
(8)	Reflects reduced earnings at ComEd primarily due to the end of the Illinois regulatory transition period.
(9)	Reflects increased transmission revenue as a result of the 2007 transmission rate case and increased pricing for delivery service due to the 2006 ICC rate order.
(10)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions for 2007.
(11)	Reflects increased bad debt expense at ComEd and PECO.
(12)	Primarily reflects labor-related inflation and increased costs at generating facilities.
(13)	Reflects higher 2006 storm costs in the ComEd and PECO service territories.
(14)	Reflects a charitable contribution to the Exelon Foundation.
(15)	Reflects the costs associated with the possible construction of a new nuclear plant in Texas.
(16)	Reflects increased planned nuclear refueling outage costs, excluding Salem.
(17)	Primarily reflects nuclear refueling outage costs at Salem in 2006.
(18)	Reflects increased depreciation and amortization primarily due to increased CTC amortization at PECO.
(19)	Reflects the impact on net income of gains realized in 2007 on AmerGen’s decommissioning trust fund investments related to changes to the investment strategy.
(20)	Reflects a favorable income tax benefit associated with Exelon’s method of capitalizing overhead costs.
(21)	Primarily reflects a favorable income tax settlement at ComEd in 2007.
(22)	Primarily reflects higher interest expense at Exelon.
(23)	Reflects the impact of the 2007 Illinois electric rate settlement.
(24)	Reflects the 2007 costs associated with ComEd’s settlement agreement with the City of Chicago.
(25)	Reflects the income associated with the termination of Generation’s PPA with State Line.
(26)	Reflects the loss associated with Generation’s tolling agreement with Georgia Power related to the contract with Tenaska.
(27)	Reflects non-cash deferred tax items.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings

Per Diluted Share to GAAP Earnings Per Diluted Share

Twelve Months Ended December 31, 2007 and 2006

2006 GAAP Earnings per Diluted Share	$2.35

2006 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(0.09)
Investments in Synthetic Fuel-Producing Facilities (2)	0.04
Nuclear Decommissioning Obligation Reduction (3)	(0.13)
Charges Associated with Exelon’s Now Terminated Merger with PSEG (4)	0.09
2006 Severance Charges (5)	0.03
Recovery of Severance Costs at ComEd (6)	(0.14)
Impairment of ComEd’s Goodwill (7)	1.15
Recovery of Debt Costs at ComEd (8)	(0.08)

2006 Adjusted (non-GAAP) Operating Earnings	3.22

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (9)	1.66
ComEd Energy Margins:
Weather (10)	0.05
End of Regulatory Transition Period (11)	(0.61)
Other Energy Delivery (12)	0.20
PECO Energy Margins:
Weather (13)	0.08
Other Energy Delivery (14)	0.07
PJM Settlement (15)	0.04
Pension and Non-Pension Postretirement Benefits Expense (16)	(0.03)
Bad Debt (17)	(0.04)
Labor and Contracting (18)	(0.19)
Storm Costs (19)	0.02
Recovery of Environmental Costs at ComEd (20)	(0.04)
Exelon Foundation Contribution (21)	(0.05)
Nuclear Plant Development Costs (22)	(0.04)
Planned Nuclear Refueling Outages (23)	0.03
Other Operating and Maintenance Expense (24)	(0.04)
Depreciation and Amortization (25)	(0.07)
Reduction of a Liability Related to Property Taxes (26)	0.03
Nuclear Decommissioning Trust Fund Rebalancing (27)	0.06
Tax Method Change - Overhead Costs (28)	0.06
Income Taxes (29)	(0.05)
Taxes Other Than Income and Other (30)	(0.04)

2007 Adjusted (non-GAAP) Operating Earnings	4.32

2007 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(0.15)
Investments in Synthetic Fuel-Producing Facilities (2)	0.14
Nuclear Decommissioning Obligation Reduction (3)	0.03
2007 Illinois Electric Rate Settlement (31)	(0.41)
City of Chicago Settlement (32)	(0.02)
Termination of State Line PPA (33)	0.19
Georgia Power Tolling Agreement (34)	(0.11)
Sale of Generation’s investments in TEG and TEP (35)	0.01
Settlement of a Tax Matter at Generation Related to Sithe (36)	0.01
Non-Cash Deferred Tax Items (37)	0.04

2007 GAAP Earnings per Diluted Share	$4.05

(1)	Reflects the mark-to-market impact of Exelon’s economic hedging activities.
(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(3)	Reflects a decrease in Generation’s nuclear decommissioning obligation liability primarily related to the AmerGen nuclear plants.
(4)	Reflects certain costs incurred in connection with Exelon’s proposed merger with PSEG, which was terminated in September 2006.
(5)	Reflects severance charges in 2006.
(6)	Reflects a one-time benefit approved by the December 2006 amended ICC rate order to recover previously incurred severance costs.
(7)	Reflects impairment of ComEd’s goodwill in 2006.
(8)	Reflects a one-time benefit approved by the July 2006 ICC rate order to recover previously incurred debt expenses to retire debt early.
(9)	Reflects higher average margins primarily due to the end of the below-market PPA with ComEd at year-end 2006, higher nuclear output reflecting fewer outage days and the contractual increase in prices associated with Generation’s PPA with PECO.
(10)	Reflects a favorable variance for weather conditions in the ComEd service territory.
(11)	Reflects reduced earnings at ComEd primarily due to the end of the Illinois regulatory transition period.
(12)	Reflects increased transmission revenue as a result of the 2007 transmission rate case, increased pricing for delivery service due to the 2006 ICC rate order and higher electric delivery volume (excluding the impact of weather).
(13)	Reflects a favorable variance for weather conditions in the PECO service territory.
(14)	Reflects increased revenues at PECO primarily due to higher electric delivery volume (excluding the impact of weather) and increased late payment fees at PECO.
(15)	Reflects the favorable PJM Interconnection, LLC (PJM) billing settlement with PPL Electric (PPL) approved by the Federal Energy Regulatory Commission (FERC).
(16)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions for 2007.
(17)	Reflects increased bad debt expense at ComEd and PECO.
(18)	Primarily reflects labor-related inflation and increased costs at generating facilities.
(19)	Reflects higher 2006 storm costs in the PECO service territory, partially offset by increased storm costs in the ComEd service territory in 2007.
(20)	Reflects a one-time benefit approved by the July 2006 ICC rate order to recover previously incurred environmental expenses associated with manufactured gas plants.
(21)	Reflects a charitable contribution to the Exelon Foundation.
(22)	Reflects the costs associated with the possible construction of a new nuclear plant in Texas.
(23)	Reflects decreased planned nuclear refueling outage costs, excluding Salem.
(24)	Primarily reflects severance charges in 2007, one-time settlements at PECO and higher Nuclear Regulatory Commission (NRC) fees.
(25)	Reflects increased depreciation and amortization primarily due to increased CTC amortization at PECO.
(26)	Reflects a reduction of a liability associated with PECO’s property taxes under the Pennsylvania Public Utility Realty Tax Act (PURTA).
(27)	Reflects the impact on net income of gains realized in 2007 on AmerGen’s decommissioning trust fund investments related to changes to the investment strategy.
(28)	Reflects a favorable income tax benefit associated with Exelon’s method of capitalizing overhead costs.
(29)	Primarily reflects the impact on 2006 net income of a research and development tax credit refund and an investment tax credit (ITC) refund at PECO as well as changes in income tax legislation in Pennsylvania, partially offset by a favorable income tax settlement at ComEd in 2007.
(30)	Reflects higher utility revenue taxes at ComEd and PECO and higher interest expense at ComEd, partially offset by lower interest expense at PECO.
(31)	Reflects the impact of the 2007 Illinois electric rate settlement.
(32)	Reflects the 2007 costs associated with ComEd’s settlement agreement with the City of Chicago.
(33)	Reflects the income associated with the termination of Generation’s PPA with State Line.
(34)	Reflects the loss associated with Generation’s tolling agreement with Georgia Power related to the contract with Tenaska.
(35)	Reflects the gain related to the sale of Generation’s ownership interest in TEG and TEP.
(36)	Reflects the settlement of a tax matter at Generation related to Sithe.
(37)	Reflects non-cash deferred tax items.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings

to GAAP Earnings By Business Segment (in millions)

Twelve Months Ended December 31, 2007 and 2006

	Generation	ComEd	PECO	Other	Exelon
2006 GAAP Earnings (Loss)	$1,407	$(112)	$441	$(144)	$1,592

2006 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market (1)	(61)	3	—	—	(58)
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	24	24
Nuclear Decommissioning Obligation Reduction (3)	(89)	—	—	—	(89)
Charges Associated with Exelon’s Now Terminated Merger with PSEG (4)	8	4	10	36	58
2006 Severance Charges (5)	9	4	4	1	18
Recovery of Severance Costs at ComEd (6)	—	(95)	—	—	(95)
Impairment of ComEd’s Goodwill (7)	—	776	—	—	776
Recovery of Debt Costs at ComEd (8)	—	(52)	—	—	(52)
Impairment of Generation’s Investments in TEG and TEP (9)	1	—	—	—	1

2006 Adjusted (non-GAAP) Operating Earnings (Loss)	1,275	528	455	(83)	2,175

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (10)	1,125	—	—	—	1,125
ComEd and PECO Energy Margins:
Weather (11)	—	35	55	—	90
End of Regulatory Transition Period (12)	—	(415)	—	—	(415)
Other Energy Delivery (13)	—	137	48	—	185
PJM Settlement (14)	20	—	7	—	27
Pension and Non-Pension Postretirement Benefits Expense (15)	(15)	(8)	1	—	(22)
Bad Debt (16)	(2)	(15)	(9)	—	(26)
Labor and Contracting (17)	(79)	(28)	(23)	—	(130)
Storm Costs (18)	—	(11)	26	—	15
Recovery of Environmental Costs at ComEd (19)	—	(24)	—	—	(24)
Exelon Foundation Contribution (20)	—	—	—	(32)	(32)
Nuclear Plant Development Costs (21)	(30)	—	—	—	(30)
Planned Nuclear Refueling Outages (22)	18	—	—	—	18
Other Operating and Maintenance Expense (23)	(1)	(17)	(8)	—	(26)
Depreciation and Amortization (24)	4	(6)	(48)	—	(50)
Reduction of a Liability Related to Property Taxes (25)	—	—	23	—	23
Nuclear Decommissioning Trust Fund Rebalancing (26)	38	—	—	—	38
Tax Method Change - Overhead Costs (27)	(38)	36	33	9	40
Income Taxes (28)	14	15	(45)	(15)	(31)
Taxes Other Than Income and Other (29)	2	(27)	(8)	6	(27)

2007 Adjusted (non-GAAP) Operating Earnings (Loss)	2,331	200	507	(115)	2,923

2007 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market (1)	(104)	3	—	—	(101)
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	87	87
Nuclear Decommissioning Obligation Reduction (3)	18	—	—	—	18
2007 Illinois Electric Rate Settlement (30)	(256)	(24)	—	—	(280)
City of Chicago Settlement (31)	—	(14)	—	—	(14)
Termination of State Line PPA (32)	130	—	—	—	130
Georgia Power Tolling Agreement (33)	(72)	—	—	—	(72)
Sale of Generation’s investments in TEG and TEP (34)	11	—	—	—	11
Settlement of a Tax Matter at Generation Related to Sithe (35)	5	—	—	—	5
Non-Cash Deferred Tax Items (36)	(34)	—	—	63	29

2007 GAAP Earnings	$2,029	$165	$507	$35	$2,736

(1)	Reflects the mark-to-market impact of Exelon’s economic hedging activities.
(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(3)	Reflects a decrease in Generation’s nuclear decommissioning obligation liability primarily related to the AmerGen nuclear plants.
(4)	Reflects certain integration costs incurred in connection with Exelon’s proposed merger with PSEG, which was terminated in September 2006.
(5)	Reflects severance charges in 2006.
(6)	Reflects a one-time benefit approved by the December 2006 amended ICC rate order to recover previously incurred severance costs.
(7)	Reflects impairment of ComEd’s goodwill in 2006.
(8)	Reflects a one-time benefit approved by the July 2006 ICC rate order to recover previously incurred debt expenses to retire debt early.
(9)	Reflects an impairment charge related to Generation’s investments in TEG and TEP, the sale of which occurred in February 2007.
(10)	Reflects higher average margins primarily due to the end of the below-market PPA with ComEd at year-end 2006, higher nuclear output reflecting fewer outage days and the contractual increase in prices associated with Generation’s PPA with PECO.
(11)	Reflects favorable variance for weather conditions in the ComEd and PECO service territories.
(12)	Reflects reduced earnings at ComEd primarily due to the end of the Illinois regulatory transition period.
(13)	Reflects increased transmission revenue as a result of ComEd’s 2007 transmission rate case, increased pricing for delivery service at ComEd as a result of the 2006 ICC rate order, higher electric delivery volume at ComEd and PECO (excluding the impact of weather) and increased late payment fees at PECO.
(14)	Reflects the favorable PJM billing settlement with PPL approved by FERC.
(15)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions for 2007.
(16)	Reflects increased bad debt expense at ComEd and PECO.
(17)	Primarily reflects labor-related inflation and increased costs at generating facilities.
(18)	Reflects 2006 storm costs primarily in the PECO service territory, partially offset by increased storm costs in the ComEd service territory in 2007.
(19)	Reflects a one-time benefit approved by the July 2006 ICC rate order to recover previously incurred environmental expenses associated with manufactured gas plants.
(20)	Reflects a charitable contribution to the Exelon Foundation.
(21)	Reflects the costs associated with the possible construction of a new nuclear plant in Texas.
(22)	Reflects decreased planned nuclear refueling outage costs, excluding Salem.
(23)	Primarily reflects severance charges in 2007, one-time settlements at PECO and higher NRC fees.
(24)	Reflects increased depreciation and amortization primarily due to increased CTC amortization at PECO.
(25)	Reflects a reduction of a liability associated with PECO’s property taxes under the PURTA.
(26)	Reflects the impact on net income of gains realized in 2007 on AmerGen’s decommissioning trust fund investments related to changes to the investment strategy.
(27)	Reflects a favorable income tax benefit associated with Exelon’s method of capitalizing overhead costs.
(28)	Primarily reflects the impact on 2006 net income of a research and development tax credit refund and an ITC refund at PECO as well as changes in income tax legislation in Pennsylvania, partially offset by a favorable income tax settlement at ComEd in 2007.
(29)	Reflects higher utility revenue taxes at ComEd and PECO and higher interest expense at ComEd, partially offset by lower interest expense at PECO.
(30)	Reflects the impact of the 2007 Illinois electric rate settlement.
(31)	Reflects the 2007 costs associated with ComEd’s settlement agreement with the City of Chicago.
(32)	Reflects the income associated with the termination of Generation’s PPA with State Line.
(33)	Reflects the loss associated with Generation’s tolling agreement with Georgia Power related to the contract with Tenaska.
(34)	Reflects the gain related to the sale of Generation’s ownership interest in TEG and TEP.
(35)	Reflects the settlement of a tax matter at Generation related to Sithe.
(36)	Reflects non-cash deferred tax items.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended December 31, 2007				Three Months Ended December 31, 2006
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$2,568	$63	(b),(c)	$2,631	$2,074	$—		$2,074

Operating expenses
Purchased power	766	(201)	(c),(d),(e)	565	420	38	(d)	458
Fuel	372	41	(d)	413	467	(63)	(d)	404
Operating and maintenance	654	—		654	623	(6)	(d),(j)	617
Depreciation and amortization	67	—		67	70	—		70
Taxes other than income	49	—		49	51	—		51

Total operating expenses	1,908	(160)		1,748	1,631	(31)		1,600

Operating income	660	223		883	443	31		474

Other income and deductions
Interest expense, net	(62)	4	(f)	(58)	(39)	—		(39)
Other, net	87	—		87	11	4	(d),(k)	15

Total other income and deductions	25	4		29	(28)	4		(24)

Income before income taxes	685	227		912	415	35		450

Income taxes	341	51	(b),(c),(d),(e),(f)	392	170	16	(d),(j),(k)	186

Income from continuing operations	344	176		520	245	19		264

Loss from discontinued operations	(1)	—		(1)	—	—		—

Net income	$343	$176		$519	$245	$19		$264

	Twelve Months Ended December 31, 2007				Twelve Months Ended December 31, 2006
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$10,749	$185	(b),(c)	$10,934	$9,143	$—		$9,143

Operating expenses
Purchased power	2,705	(378)	(c),(d),(e)	2,327	2,027	179	(d)	2,206
Fuel	1,746	81	(d)	1,827	1,951	(77)	(d)	1,874
Operating and maintenance	2,454	29	(g)	2,483	2,305	121	(d),(g),(j),(l)	2,426
Depreciation and amortization	267	—		267	279	—		279
Taxes other than income	185	—		185	185	—		185

Total operating expenses	7,357	(268)		7,089	6,747	223		6,970

Operating income	3,392	453		3,845	2,396	(223)		2,173

Other income and deductions
Interest expense, net	(161)	4	(f)	(157)	(159)	7	(i)	(152)
Equity in earnings (losses) of investments	1	—		1	(9)	—		(9)
Other, net	155	(18)	(h)	137	41	9	(d),(k),(l)	50

Total other income and deductions	(5)	(14)		(19)	(127)	16		(111)

Income before income taxes	3,387	439		3,826	2,269	(207)		2,062

Income taxes	1,362	132	(b),(c),(d),(e),(f),(g),(h)	1,494	866	(79)	(d),(g),(i),(j),(k),(l)	787

Income from continuing operations	2,025	307		2,332	1,403	(128)		1,275

Income (loss) from discontinued operations	4	(5)	(i)	(1)	4	(4)	(i)	—

Net income	$2,029	$302		$2,331	$1,407	$(132)		$1,275

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the income associated with the termination of Generation’s PPA with State Line.
(d)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(e)	Adjustment to exclude the loss associated with Generation’s tolling agreement with Georgia Power related to the contract with Tenaska.
(f)	Adjustment to exclude a non-cash deferred tax item.
(g)	Adjustment to exclude the decrease in Generation’s nuclear decommissioning obligation liability primarily related to the AmerGen nuclear plants.
(h)	Reflects the increase in the gain related to the first quarter 2007 sale of Generation’s ownership interest in TEG and TEP.
(i)	Adjustment to exclude the settlement of separate tax matters at Generation related to Sithe in 2006 and 2007.
(j)	Adjustment to exclude severance charges in 2006.
(k)	Reflects an impairment charge related to Generation’s investments in TEG and TEP, the sale of which occurred in February 2007.
(l)	Adjustment to exclude certain costs associated with Exelon’s merger with PSEG, which was terminated in September 2006.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd

	Three Months Ended December 31, 2007				Three Months Ended December 31, 2006
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,436	$29	(b),(c),(d)	$1,465	$1,381	$—		$1,381
Operating expenses
Purchased power	841	—		841	669	—		669
Operating and maintenance	313	—		313	101	158	(e)	259
Depreciation and amortization	114	—		114	110	—		110
Taxes other than income	71	—		71	69	—		69

Total operating expenses	1,339	—		1,339	949	158		1,107

Operating income	97	29		126	432	(158)		274

Other income and deductions
Interest expense, net	(58)	—		(58)	(78)	—		(78)
Equity in losses of unconsolidated affiliates	(2)	—		(2)	(2)	—		(2)
Other, net	48	—		48	6	—		6

Total other income and deductions	(12)	—		(12)	(74)	—		(74)

Income before income taxes	85	29		114	358	(158)		200

Income taxes	18	12	(b),(c),(d)	30	145	(63	) (e)	82

Net income	$67	$17		$84	$213	$(95)		$118

	Twelve Months Ended December 31, 2007				Twelve Months Ended December 31, 2006
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$6,104	$51	(b),(c),(d)	$6,155	$6,101	$5	(c)	$6,106

Operating expenses
Purchased power	3,747	—		3,747	3,292	—		3,292
Operating and maintenance	1,091	(8	) (b)	1,083	745	145	(e),(f),(g)	890
Impairment of goodwill	—	—		—	776	(776	) (h)	—
Depreciation and amortization	440	—		440	430	—		430
Taxes other than income	314	—		314	303	—		303

Total operating expenses	5,592	(8)		5,584	5,546	(631)		4,915

Operating income	512	59		571	555	636		1,191

Other income and deductions
Interest expense, net	(318)	—		(318)	(308)	—		(308)
Equity in losses of unconsolidated affiliates	(7)	—		(7)	(10)	—		(10)
Other, net	58	—		58	96	(87	) (i)	9

Total other income and deductions	(267)	—		(267)	(222)	(87)		(309)

Income before income taxes	245	59		304	333	549		882

Income taxes	80	24	(b),(c),(d)	104	445	(91	) (c),(e),(f),(g),(i)	354

Net income (loss)	$165	$35		$200	$(112)	$640		$528

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of ComEd’s economic hedging activities.
(d)	Adjustment to exclude the 2007 costs associated with ComEd’s settlement agreement with the City of Chicago.
(e)	Adjustment to exclude a one-time benefit approved by the December 2006 amended ICC rate order to recover previously incurred severance costs.
(f)	Adjustment to exclude certain costs associated with Exelon’s merger with PSEG, which was terminated in September 2006.
(g)	Adjustment to exclude severance charges in 2006.
(h)	Adjustment to exclude the impairment of ComEd’s goodwill in 2006.
(i)	Adjustment to exclude the one-time benefit to recover previously incurred debt costs approved by the July 2006 ICC rate order.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended December 31, 2007			Three Months Ended December 31, 2006
	GAAP (a)	Adjustments	Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,385	$—	$1,385	$1,235	$—		$1,235

Operating expenses
Purchased power	571	—	571	493	—		493
Fuel	194	—	194	154	—		154
Operating and maintenance	185	—	185	149	(2	) (b),(c)	147
Depreciation and amortization	182	—	182	162	—		162
Taxes other than income	68	—	68	64	—		64

Total operating expenses	1,200	—	1,200	1,022	(2)		1,020

Operating income	185	—	185	213	2		215

Other income and deductions
Interest expense, net	(60)	—	(60)	(64)	—		(64)
Equity in losses of unconsolidated affiliates	(2)	—	(2)	(2)	—		(2)
Other, net	10	—	10	14	—		14

Total other income and deductions	(52)	—	(52)	(52)	—		(52)

Income before income taxes	133	—	133	161	2		163

Income taxes	18	—	18	40	1	(b),(c)	41

Net income	$115	$—	$115	$121	$1		$122

	Twelve Months Ended December 31, 2007			Twelve Months Ended December 31, 2006
	GAAP (a)	Adjustments	Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$5,613	$—	$5,613	$5,168	$—		$5,168

Operating expenses
Purchased power	2,366	—	2,366	2,104	—		2,104
Fuel	617	—	617	598			598
Operating and maintenance	630	—	630	628	(13	) (b),(c)	615
Depreciation and amortization	773	—	773	710	(9	) (b)	701
Taxes other than income	280	—	280	262	—		262

Total operating expenses	4,666	—	4,666	4,302	(22)		4,280

Operating income	947	—	947	866	22		888

Other income and deductions
Interest expense, net	(248)	—	(248)	(266)	—		(266)
Equity in losses of unconsolidated affiliates	(7)	—	(7)	(9)	—		(9)
Other, net	45	—	45	30	—		30

Total other income and deductions	(210)	—	(210)	(245)	—		(245)

Income before income taxes	737	—	737	621	22		643

Income taxes	230	—	230	180	8	(b),(c)	188

Net income	$507	$—	$507	$441	$14		$455

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs associated with Exelon’s merger with PSEG, which was terminated in September 2006.
(c)	Adjustment to exclude severance charges in 2006.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other

	Three Months Ended December 31, 2007				Three Months Ended December 31, 2006
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(835)	$—		$(835)	$(994)	$—		$(994)

Operating expenses
Purchased power	(827)	(4	) (b)	(831)	(991)	—		(991)
Fuel	(2)	—		(2)	—	—		—
Operating and maintenance	23	12	(c)	35	6	(16	) (c),(f)	(10)
Depreciation and amortization	11	—		11	10	—		10
Taxes other than income	6	—		6	6	—		6

Total operating expenses	(789)	8		(781)	(969)	(16)		(985)

Operating loss	(46)	(8)		(54)	(25)	16		(9)

Other income and deductions
Interest expense, net	(33)	—		(33)	(36)	2	(c)	(34)
Equity in losses of unconsolidated affiliates and investments	(13)	12	(c)	(1)	(33)	33	(c)	—
Other, net	91	(75	) (c)	16	30	(25	) (c)	5

Total other income and deductions	45	(63)		(18)	(39)	10		(29)

Loss from continuing operations before income taxes	(1)	(71)		(72)	(64)	26		(38)

Income taxes	(37)	7	(b),(c),(d)	(30)	(78)	56	(c),(f)	(22)

Income (loss) from continuing operations	36	(78)		(42)	14	(30)		(16)

Income (loss) from discontinued operations	1	—		1	(1)	—		(1)

Net income (loss)	$37	$(78)		$(41)	$13	$(30)		$(17)

	Twelve Months Ended December 31, 2007				Twelve Months Ended December 31, 2006
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(3,550)	$—		$(3,550)	$(4,757)	$—		$(4,757)

Operating expenses
Purchased power	(3,536)	—		(3,536)	(4,740)	—		(4,740)
Fuel	(3)	—		(3)	—	—		—
Operating and maintenance	114	(93	) (c)	21	190	(230	) (c),(e),(f)	(40)
Depreciation and amortization	40	—		40	68	(28	) (c)	40
Taxes other than income	18	—		18	21	—		21

Total operating expenses	(3,367)	(93)		(3,460)	(4,461)	(258)		(4,719)

Operating loss	(183)	93		(90)	(296)	258		(38)

Other income and deductions
Interest expense, net	(123)	3	(c)	(120)	(147)	9	(c)	(138)
Equity in losses of unconsolidated affiliates and investments	(93)	93	(c)	—	(83)	83	(c)	—
Other, net	202	(178	) (c)	24	99	(73	) (c)	26

Total other income and deductions	(14)	(82)		(96)	(131)	19		(112)

Loss from continuing operations before income taxes	(197)	11		(186)	(427)	277		(150)

Income taxes	(226)	161	(c),(d)	(65)	(285)	216	(c),(e),(f)	(69)

Income (loss) from continuing operations	29	(150)		(121)	(142)	61		(81)

Income (loss) from discontinued operations	6	—		6	(2)	—		(2)

Net income (loss)	$35	$(150)		$(115)	$(144)	$61		$(83)

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the the mark-to-market impact of Exelon’s economic hedging activities.
(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(d)	Adjustment to exclude a non-cash deferred tax item.
(e)	Adjustment to exclude certain costs associated with Exelon’s merger with PSEG, which was terminated in September 2006.
(f)	Adjustment to exclude severance charges in 2006.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006
Supply (in GWhs)
Nuclear	34,296	36,356	34,350	35,357	34,810
Purchased Power - Generation	9,068	11,689	8,579	8,683	9,085
Fossil and Hydro	2,350	3,067	2,859	2,994	2,860

Power Team Supply	45,714	51,112	45,788	47,034	46,755

	Three Months Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006
Electric Sales (in GWhs)
ComEd	5,362	6,628	5,146	5,926	18,173
PECO	9,957	11,374	9,732	10,279	9,383
Market and Retail	30,395	33,110	30,910	30,829	19,199

Total Electric Sales (a) (b)	45,714	51,112	45,788	47,034	46,755

Average Margin ($/MWh)
Average Realized Revenue
ComEd	$63.22	$64.57	$64.13	$64.12	$30.26
PECO	49.31	51.96	51.07	46.70	45.29
Market and Retail	54.81	56.00	54.38	53.07	47.76
Total Electric Sales	54.60	56.21	54.77	53.07	40.47
Average Purchased Power and Fuel Cost (c) (d)	$18.90	$23.61	$18.80	$16.46	$15.66
Average Margin (d)	$35.70	$32.60	$35.97	$36.61	$24.81

Around-the-clock Market Prices ($/MWh) (e)
PJM West Hub	$58.68	$63.34	$57.61	$59.82	$41.66
NiHub	45.92	47.02	44.39	44.80	37.77

(a)	Excludes retail gas sales, trading portfolio and other operating revenue.
(b)	Total sales do not include trading volume of 4,780 GWhs, 5,667 GWhs, 4,775 GWhs, 5,101 GWhs and 8,029 GWhs for the three months ended December 31, 2007, September 30, 2007, June 30, 2007, March 31, 2007 and December 31, 2006, respectively.
(c)	Excludes the net impact of the $119 million pre-tax loss associated with Generation’s tolling agreement with Georgia Power related to the contract with Tenaska and costs associated with the termination of the State Line PPA during the three months ended December 31, 2007.
(d)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(e)	Represents the average for the quarter.

EXELON CORPORATION

Exelon Generation Statistics

Twelve Months Ended December 31, 2007 and 2006

	December 31, 2007	December 31, 2006
Supply (in GWhs)
Nuclear	140,359	139,610
Purchased Power - Generation	38,021	38,297
Fossil and Hydro	11,270	12,773

Power Team Supply	189,650	190,680

	December 31, 2007	December 31, 2006
Electric Sales (in GWhs)
ComEd	23,062	79,733
PECO	41,343	39,621
Market and Retail Sales	125,245	71,326

Total Electric Sales (a) (b)	189,650	190,680

Average Margin ($/MWh)
Average Realized Revenue
ComEd	$64.04	$35.89
PECO	49.80	45.73
Market (c)	54.59	51.03
Total Electric Sales	54.70	43.60

Average Purchased Power and Fuel Cost (d) (e)	$19.54	$18.54

Average Margin (e)	$35.16	$25.06

Around-the-clock Market Prices ($/MWh) (f)
PJM West Hub	$59.87	$51.07
NiHub	45.53	41.42

(a)	Excludes retail gas sales, trading portfolio and other operating revenue.
(b)	Total sales do not include trading volume of 20,323 GWhs and 31,692 GWhs for the twelve months ended December 31, 2007 and 2006, respectively.
(c)	Represents wholesale and retail sales that exclude revenues related to tolling agreements of $86 million for the twelve months ended December 31, 2006.
(d)	Excludes the net impact of the $119 million pre-tax loss associated with Generation’s tolling agreement with Georgia Power related to the contract with Tenaska and costs associated with the termination of the State Line PPA during the twelve months ended December 31, 2007.
(e)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(f)	Represents the average for the year.

EXELON CORPORATION

ComEd Sales Statistics

Three Months Ended December 31, 2007 and 2006

	Electric Deliveries (in GWhs)					Revenue (in millions)
	2007		2006		% Change	2007		2006		% Change
Full Service (a)
Residential	6,929		6,753		2.6%	$752		$554		35.7%
Small Commercial & Industrial	3,694		6,177		(40.2%)	365		459		(20.5%)
Large Commercial & Industrial	319		2,695		(88.2%)	26		143		(81.8%)
Public Authorities	203		562		(63.9%)	17		33		(48.5%)

Total Full Service	11,145		16,187		(31.1%)	1,160		1,189		(2.4%)

PPO (b)
Small Commercial & Industrial	—		8		(100.0%)	—		1		(100.0%)
Large Commercial & Industrial	—		6		(100.0%)	—		—		n.m.

	—		14		(100.0%)	—		1		(100.0%)

Delivery Only (c)
Residential	(d	)	(d	)		(d	)	(d	)
Small Commercial & Industrial	4,568		1,572		190.6%	69		24		187.5%
Large Commercial & Industrial	6,607		4,006		64.9%	67		41		63.4%
Public Authorities & Electric Railroads	124		—		n.m.	1		—		n.m.

	11,299		5,578		102.6%	137		65		110.8%

Total PPO and Delivery Only	11,299		5,592		102.1%	137		66		107.6%

Total Retail	22,444		21,779		3.1%	1,297		1,255		3.3%

Other Revenue (e)						139		126		10.3%

Total Revenues						$1,436		$1,381		4.0%

Purchased Power						$841		$669		25.7%

Heating and Cooling Degree-Days	2007	2006	Normal
Heating Degree-Days	2,143	2,116	2,311
Cooling Degree-Days	56	9	10

(a)	Full service reflects deliveries to customers taking electric service under tariff rates which include the cost of electricity and the cost of the transmission and distribution of the electricity.
(b)	Revenue from customers choosing ComEd’s power purchase option includes an energy charge at market rates, transmission and distribution charges and a CTC through December 31, 2006.
(c)	Delivery only service reflects customers electing to receive electricity from a competitive electric generation supplier. Revenue from customers choosing a competitive electric generation supplier includes a distribution charge and a CTC through December 31, 2006.
(d)	All ComEd customers have the choice to purchase electricity from a competitive electric generation supplier. This choice does not impact the volume of deliveries, but affects revenue collected from customers related to supplied electricity and generation service. As of December 31, 2007, three competitive electric generation suppliers had been granted approval to serve residential customers in the ComEd service territory. However, they are not currently supplying electricity to any residential customers.
(e)	Other revenue includes transmission revenue from PJM, sales to municipalities, other wholesale energy sales and economic hedge derivative contracts.

n.m. - Not meaningful

EXELON CORPORATION

ComEd Sales Statistics

Twelve Months Ended December 31, 2007 and 2006

	Electric Deliveries (in GWhs)					Revenue (in millions)
	2007		2006		% Change	2007		2006		% Change
Full Service (a)
Residential	29,374		28,330		3.7%	$3,161		$2,453		28.9%
Small Commercial & Industrial	16,452		24,122		(31.8%)	1,618		1,882		(14.0%)
Large Commercial & Industrial	1,915		10,336		(81.5%)	151		563		(73.2%)
Public Authorities	766		2,254		(66.0%)	67		137		(51.1%)

Total Full Service	48,507		65,042		(25.4%)	4,997		5,035		(0.8%)

PPO (b)
Small Commercial & Industrial	16		2,475		(99.4%)	1		178		(99.4%)
Large Commercial & Industrial	34		2,259		(98.5%)	3		137		(97.8%)

	50		4,734		(98.9%)	4		315		(98.7%)

Delivery Only (c)
Residential	(d	)	(d	)		(d	)	(d	)
Small Commercial & Industrial	17,380		5,505		215.7%	261		85		207.1%
Large Commercial & Industrial	27,122		15,282		77.5%	276		155		78.1%
Public Authorities & Electric Railroads	518		—		n.m.	5		—		n.m.

	45,020		20,787		116.6%	542		240		125.8%

Total PPO and Delivery Only	45,070		25,521		76.6%	546		555		(1.6%)

Total Retail	93,577		90,563		3.3%	5,543		5,590		(0.8%)

Other Revenue (e)						561		511		9.8%

Total Revenues						$6,104		$6,101		0.0%

Purchased Power						$3,747		$3,292		13.8%

Heating and Cooling Degree-Days	2007	2006	Normal
Heating Degree-Days	6,025	5,589	6,498
Cooling Degree-Days	1,111	931	830

(a)	Full service reflects deliveries to customers taking electric service under tariff rates which include the cost of electricity and the cost of the transmission and distribution of the electricity.
(b)	Revenue from customers choosing ComEd’s power purchase option includes an energy charge at market rates, transmission and distribution charges and a CTC through December 31, 2006.
(c)	Delivery only service reflects customers electing to receive electricity from a competitive electric generation supplier. Revenue from customers choosing a competitive electric generation supplier includes a distribution charge and a CTC through December 31, 2006.
(d)	All ComEd customers have the choice to purchase electricity from a competitive electric generation supplier. This choice does not impact the volume of deliveries, but affects revenue collected from customers related to supplied electricity and generation service. As of December 31, 2007, three competitive electric generation suppliers had been granted approval to serve residential customers in the ComEd service territory. However, they are not currently supplying electricity to any residential customers.
(e)	Other revenue includes transmission revenue from PJM, sales to municipalities, other wholesale energy sales and economic hedge derivative contracts.

n.m. - Not meaningful

EXELON CORPORATION

PECO Sales Statistics

Three Months Ended December 31, 2007 and 2006

	Electric and Gas Deliveries			Revenue (in millions)
	2007	2006 (a)	% Change	2007	2006 (a)	% Change
Electric (in GWhs)
Full Service (b)
Residential	3,179	3,092	2.8%	$444	$414	7.2%
Small Commercial & Industrial	1,969	1,919	2.6%	238	222	7.2%
Large Commercial & Industrial	4,077	3,866	5.5%	343	308	11.4%
Public Authorities & Electric Railroads	248	218	13.8%	24	20	20.0%

Total Full Service	9,473	9,095	4.2%	1,049	964	8.8%

Delivery Only (c)
Residential	8	12	(33.3%)	1	1	0.0%
Small Commercial & Industrial	124	143	(13.3%)	6	7	(14.3%)
Large Commercial & Industrial	5	2	150.0%	—	—	n.m.

Total Delivery Only	137	157	(12.7%)	7	8	(12.5%)

Total Electric Retail	9,610	9,252	3.9%	1,056	972	8.6%

Other Revenue (d)				68	53	28.3%

Total Electric Revenue				1,124	1,025	9.7%

Gas (in mmcfs)

Retail Sales	17,838	15,415	15.7%	241	200	20.5%
Transportation and Other	7,262	6,324	14.8%	20	10	100.0%

Total Gas	25,100	21,739	15.5%	261	210	24.3%

Total Electric and Gas Revenues				$1,385	$1,235	12.1%

Purchased Power				$571	$493	15.8%
Fuel				194	154	26.0%

Total Purchased Power and Fuel				$765	$647	18.2%

Heating and Cooling Degree-Days	2007	2006	Normal
Heating Degree-Days	1,529	1,368	1,671
Cooling Degree-Days	110	17	19

(a)	Electric deliveries for residential and small commercial and industrial customers include 175 GWhs and 102 GWhs, respectively, related to a change in the estimate for unbilled revenues.
(b)	Full service reflects deliveries to customers taking electric service under tariff rates, which include the cost of electricity, the cost of transmission and distribution of the electricity and a CTC.
(c)	Delivery only service reflects customers electing to receive electricity from a competitive electric generation supplier. Revenue from customers choosing an competitive electric generation supplier includes a distribution charge and a CTC.
(d)	Other revenue includes transmission revenue from PJM, wholesale revenue and other revenues.
n.m.	- Not meaningful

EXELON CORPORATION

PECO Sales Statistics

Twelve Months Ended December 31, 2007 and 2006

	Electric and Gas Deliveries			Revenue (in millions)
	2007	2006 (a)	% Change	2007	2006 (a)	% Change
Electric (in GWhs)
Full Service (b)
Residential	13,446	12,796	5.1%	$1,948	$1,780	9.4%
Small Commercial & Industrial	8,288	7,818	6.0%	1,042	943	10.5%
Large Commercial & Industrial	16,522	15,898	3.9%	1,386	1,286	7.8%
Public Authorities & Electric Railroads	930	906	2.6%	89	83	7.2%

Total Full Service	39,186	37,418	4.7%	4,465	4,092	9.1%

Delivery Only (c)
Residential	42	61	(31.1%)	4	5	(20.0%)
Small Commercial & Industrial	571	671	(14.9%)	30	36	(16.7%)
Large Commercial & Industrial	14	35	(60.0%)	—	1	(100.0%)

Total Delivery Only	627	767	(18.3%)	34	42	(19.0%)

Total Electric Retail	39,813	38,185	4.3%	4,499	4,134	8.8%

Other Revenue (d)				276	238	16.0%

Total Electric Revenue				4,775	4,372	9.2%

Gas (in mmcfs)
Retail Sales	58,968	50,578	16.6%	784	770	1.8%
Transportation and Other	27,632	25,527	8.2%	54	26	107.7%

Total Gas	86,600	76,105	13.8%	838	796	5.3%

Total Electric and Gas Revenues				$5,613	$5,168	8.6%

Purchased Power				$2,366	$2,104	12.5%
Fuel				617	598	3.2%

Total Purchased Power and Fuel				$2,983	$2,702	10.4%

Heating and Cooling Degree-Days	2007	2006	Normal
Heating Degree-Days	4,560	3,924	4,759
Cooling Degree-Days	1,513	1,314	1,235

(a)	Electric deliveries for residential and small commercial and industrial customers include 175 GWhs and 102 GWhs, respectively, related to a change in the estimate for unbilled revenues in the fourth quarter of 2006.
(b)	Full service reflects deliveries to customers taking electric service under tariff rates, which include the cost of electricity, the cost of transmission and distribution of the electricity and a CTC.
(c)	Delivery only service reflects customers electing to receive electricity from a competitive electric generation supplier. Revenue from customers choosing an competitive electric generation supplier includes a distribution charge and a CTC.
(d)	Other revenue includes transmission revenue from PJM, wholesale revenue and other revenues.